As filed with the Securities and Exchange Commission on March 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALITHYA GROUP INC. (Exact name of Registrant as specified in its charter)

Québec, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

700 René-Lévesque Boulevard West, Suite 400 Montréal, Québec, Canada (Address of Principal Executive Offices)	H3B 1X8 (Zip Code)

Alithya Group inc. Long Term Incentive Plan
Alithya Group inc. Share Purchase Plan

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, New York, USA 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

David Massé Antoine Champagne Stikeman Elliott LLP 1155 René-Lévesque Boulevard West, 41st Floor Montréal, Québec, Canada H3B 3V2 (514) 397-3000	Thomas M. Rose Nicole A. Edmonds Troutman Pepper Locke LLP 401 9th Street, N.W. Washington, DC 20004 United States (202) 274-2950

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Alithya Group inc. (the “Company”) to register an additional (i) 1,319,363 Class A subordinate voting shares, no par value (“Class A subordinate shares”) of the Company that may be issued under the Company’s Long Term Incentive Plan (as it may be amended from time to time, the “LTIP”), and (ii) 6,794,670 Class A subordinate shares that may be issued under the Company’s Share Purchase Plan (as it may be amended from time to time, the “SPP” and together with the LTIP, the “Plans”).

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the Company’s registration statements on Form S-8 relating to the Plans filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on November 20, 2018 (File No. 333-228487) and June 17, 2022 (File 333-265666).

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The document(s) containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Such documents are not required to be, and are not, filed with the SEC either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the U.S. Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the U.S. Securities Act.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the following information:

•	The Company’s Annual Report on Form 40-F for the fiscal year ended March 31, 2025, filed with the SEC on June 12, 2025;

•	The Company’s Report on Form 6-K with the financial statements and management’s discussion and analysis for the three and nine months ended December 31, 2025, furnished to the SEC on February 13, 2026;

•	The Company’s Report on Form 6-K with the financial statements and management’s discussion and analysis for the three and six months ended September 30, 2025, furnished to the SEC on November 14, 2025;

•	The Company’s Report on Form 6-K with the financial statements and management’s discussion and analysis for the three months ended June 30, 2025, furnished to the SEC on August 13, 2025;

•	The Company’s Report on Form 6-K with the management information circular for the annual meeting of shareholders held on September 10, 2025, furnished to the SEC on August 6, 2025; and

•	The description of the Company’s Class A subordinate voting shares contained in its Registration Statement on Form 8-A (File No. 001-38705) filed with the SEC on October 16, 2018 pursuant to Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), together with all amendments and reports filed for the purpose of updating that description.

All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation of Alithya Group inc. (incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K furnished to the SEC on November 2, 2018).
4.2	Certificate and Articles of Amendment of Alithya Group inc. (incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K furnished to the SEC on January 2, 2025).
4.3	Form of Specimen Certificate for common shares of Alithya Group inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-227310) filed with the SEC on September 26, 2018).
4.4*	Alithya Group inc. Long Term Incentive Plan.
4.5*	Alithya Group inc. Share Purchase Plan.
5.1*	Opinion of Stikeman Elliott LLP.
23.1*	Consent of Stikeman Elliott LLP (contained in Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP.
24.1*	Power of Attorney (included on the signature page of this registration statement).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on March 25, 2026.

Alithya Group inc.

By:	/s/ Paul Raymond
	Name:	Paul Raymond
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul Raymond, Pierre Blanchette, and David Torralbo, or any of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to prepare, execute and deliver any or all amendments to this registration statement, including post-effective amendments and supplements to this registration statement, registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the U.S. Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2026.

Signatures	Title

/s/ Paul Raymond	President, Chief Executive Officer and Director
Paul Raymond	(Principal Executive Officer)

/s/ Pierre Blanchette	Chief Financial Officer
Pierre Blanchette	(Principal Financial and Accounting Officer)

/s/ Pierre Turcotte	Chairman of the Board of Directors
Pierre Turcotte

/s/ Dana Ades-Landy	Director
Dana Adès-Landy

/s/ André Brosseau	Director
André Brosseau

/s/ Ines Gbegan	Director
Ines Gbegan
Director
/s/ Lucie Martel
Lucie Martel

/s/ Ghyslain Rivard	Director
Ghyslain Rivard

/s/ C. Lee Thomas	Director
C. Lee Thomas

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act, the undersigned has signed this Form S-8, solely in its capacity as duly authorized representative of Alithya Group inc. in the United States, on March 25, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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